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                   GREENFIELD ONLINE, INC (GREENFIELD ONLINE)

                                       AND

                     FLACKETTS STEVENS AND ASSOCIATES (FSA)

                                    AGREEMENT

  This Agreement is effective as of 11th June 1999 by and between Greenfield Online having a place of business at

                              274 Riverside Avenue
                             Westport, CT 06880; and

                       FSA, having a place of business at:

                                5 Hillgate Street
                                Notting Hill Gate
                                  London W8 7SP

NOW THEREFORE in consideration of the mutual covenants and conditions set forth herein, it is agreed as follows:

1.       Definitions

         Unless the context requires otherwise definitions are as used herein


2.       FSA/GFO Service

         Both parties agree to establish a business alliance consisting of a 'Jointly Branded and Owned FSA/Greenfield Online Internet Based Moms and Babies Research Panel Based Research Service (FSA/GFO Service)' to provide the services and carry out the activities set out in clause 7(a) below.

3.       Operations

a) Greenfield Online and FSA will jointly be responsible for day to day operations of the FSA/GFO Service.

b) The list of matters requiring the prior written consent of both parties are set out in SCHEDULE 1. If any party contravenes the restrictions of
         SCHEDULE 1 or the terms of the budget document developed in accordance with paragraph 9 (b), they will be in material breach of this Agreement.

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c)       There will be a monthly meeting or telephone conference call. This meeting will be a forum for discussing the development of the business and raising any issues which need the comments of both parties. At least three days prior to this meeting the following information will be supplied.

         (i) The size of the panel, together with numbers of additions or dropouts

         (ii) Details of sales contacts/enquiries

         (iii) Confirmed sales/cancellations value/turnover/company contribution

         (iv) Management accounts (profit and loss, balance sheet and cash flow sheets)

         (v) Quarterly budget reviews for current financial year and succeeding two financial years (April, July, October, January)

4.       Confidential Information

Confidential Information means any proprietary information, technical data, panel information and databases, trade secrets or know how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, marketing, finances or other business or financial information disclosed by either party either directly or indirectly in writing or orally to the other in connection with this Agreement. Confidential Information shall also include any information that should be reasonably understood by the receiving party to be confidential.

5.       Confidentiality

The confidentiality obligations set out in the signed Confidential Non - disclosure Agreement between Greenfield Online, Inc and Flackett, Stevens and Associates Ltd, dated 9th March 1998 and attached hereto are hereby incorporated into this Agreement.

6.       Non Competition

During the term of this Agreement and for two years after its termination, the parties agree that they will not (i) use any of the other party's confidential information to (a) directly aid a competitor of the disclosing party or (b) develop an Internet based "Moms and Babies" research product or (ii) solicit the employees of the other party for employment.

7.       Agreement

a) Greenfield Online and FSA hereby enter into an exclusive business alliance that will enable the FSA/GFO Service to develop and market a US "Mom and Baby panel, separate and distinct from the Greenfield Online database/panel at large" (Baby defined as up to 36 months of age) Internet research product/service for the sales of that information to new and existing clients of Greenfield Online and FSA. The

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         exclusivity of this Agreement applies only to Internet based baby products research for the US "Mom and Baby" market. Use of the word 'Internet' in this agreement includes the Internet, World Wide Web
         (WWW) and other related online activities associated with doing business online.

b) FSA and Greenfield Online each agree to present to the other any additional concepts they develop or plan to develop concerning online/interactive research products or tools specifically targeted at the "Moms and Babies" US market, in a good faith effort to enter into a business alliance for the development and exploitation of such concepts. Should the part to whom such concept(s) is presented in accordance with this subparagraph decline to enter into negotiations or should the parties be unable to come to terms, the initiating party shall be free to develop such concept without restriction.

c) Greenfield Online and FSA each agree to present to the other any plans they develop to expand online/interactive research products or tools specifically targeted at the "Moms and Babies" market outside the US market, in a good faith effort to enter into a business alliance for the development and exploitation of such markets. Should the party to whom such concept(s) is presented in accordance with this subparagraph decline to enter into negotiations or should the parties be unable to come to terms, the initiating party shall be free to develop such concept without restriction.

d) Greenfield Online recruits and maintains a database for online marketing research purposes, and solely owns the complete database. The "database" is defined as the people/households and related information such as name, address demographic profile, etc, in the Greenfield Online database and includes the moms and babies panel(s) under development.

e) The FSA/GFO Service owns the Research. The 'Research' is defined as survey design, questionnaire(s), code frames, analysis package(s), reports and data associated with this Agreement.

f) This Agreement shall be interpreted under the laws of the State of Connecticut. Any dispute shall be settled by arbitration in the State of Connecticut.

g) This agreement cannot be amended except by written agreement of both parties.


8.       Responsibility of  Parties

Greenfield Online will on behalf of the FSA/GFO Service undertake the following:

- Recruit and manage the panel or panels of respondents and Research carried out by the FSA/GFO Service - specific growth target objectives to be mutually agreed upon by FSA and Greenfield Online

-    Market and sell the Research

-    Implement and deliver the Research to third parties

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-    Manage client relations and projects for subscribers to the FSA/GFO Service

- Provide marketing management services to the FSA/GFO Service to help create sales, collateral and marketing programmes for the "Mom and Baby" syndicated panel and related product/services.

FSA will, on behalf of the FSA/GFO Service, undertake the following:

- Provide the analytical expertise for the Research to help Greenfield Online provide the final report, including advising and/or executing weighting and editing procedures

- Provide the Media Data on the Baby Magazines to facilitate the re-weighting process

-    Assist in the marketing and sales of the Research

- Assist on the development of any additional internet/online/interactive or electronic based surveys or other products for the "Mom and Baby" market within the US.

- FSA will need to be able to communicate with Greenfield Online via email and have access to the WWW for survey and communication purposes.

Greenfield Online and FSA will on behalf of the FSA/GFO Service:

-    Develop the suite of deliverables for the "Mom and Baby" syndicated service

-    Sell the Research

- Identify the other as a partner in all press releases and media interviews relating to this FSA/GFO Service in a mutually agreed manner

9.       Costs & Revenues

a) Prior to the start of the ongoing service, which is defined as the point at which FSA and Greenfield Online agree to begin ongoing expenditure, each party will bear it's own costs and expenses.

b) Both parties will only charge previously agreed costs to the FSA/GFO Service and undertake to ensure such costs are reasonable and competitive. Complete details of costs that are to be allocated to FSA/GFO Service will be listed in a cost budget to be jointly produced and agreed by FSA and Greenfield Online and will be appended to this Agreement at a later date.


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c)       Financial Statements of the FSA/GFO Service (P&L, balance sheet and cash flow) will be prepared on a monthly basis within fifteen days of each month end.

d) Each party will be entitled to 50% of the distributable profits generated by the FSA/GFO Service under this Agreement and, based on the cash flow/profit position, a monthly distribution as agreed by both parties will be made to both parties.

e) Income generated for/by the FSA/GFO Service will be banked in an account to be set up in the name of the FSA/GFO Service. Such account shall be controlled by both parties and limits of signatories will be mutually agreed. The bank account will be in the US.

10.      Quality

Both parties agree to work within the code of conduct required by their respective countries' market research code of conduct. In the event of default, the defaulting party undertakes to remedy the default and if unable to do so within 60 days, then the non-defaulting party may terminate this Agreement by giving ten days written notice, and the research shall pass to the non-defaulting party.

11.      Term of Contract and Termination

a)       Term

         The minimum term of this Agreement shall be two years beginning upon the date of execution of this Agreement. Thereafter it will continue until cancelled by either party. This Agreement may be cancelled by either party by giving six months written notice to the other, such notice not to be given prior to eighteen months after the date hereof.

b)       Effect of Termination

         Upon termination, all rights and duties of the parties shall cease except:

         i) Any amounts owing to or from the FSA/GFO Service by either party will be settled within 30 days from the date of termination and the restrictive covenants in clause 6 and the confidentiality obligations in clause 5 shall continue

         ii) On termination of this Agreement for whatever reason, both parties shall work together to endeavour to ensure that the termination is carried out in professional manner.

         iii)     On termination of this Agreement in accordance with clause 11
                  (a) above, the party receiving notice of termination shall be entitled to all the intellectual property rights in the Research and be entitled to continue the service without the other party.

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c)       Default

         If either party commits an event of default (as defined below), the other party shall be entitled to terminate this Agreement on ten days written notice. Upon such termination, all intellectual property rights in the Research shall belong to the non-defaulting party. An event of default shall be defined as:

         i) A material breach of this Agreement which is incapable of remedy or which, if such breach is capable of remedy, such breach has not been remedied within thirty days of notice of breach having been given to the defaulting party,

         ii)      Any insolvency event occurs

         iii)     A party commits a criminal offence


12.      Notices

All notices required or permitted under this Agreement shall be in writing reference this Agreement and be deemed given (a) when delivered personally to an authorised representative of the receiving party; (b) when delivered by e-mail where the sending party requests confirmation of receipt of email; one day after deposit with a commercial overnight carrier for overnight delivery, with written verification of receipt.

All communications will be sent to the following addresses:

                                   Rudi Nadilo
                                President and CEO
                             Greenfield Online, Inc
                              274 Riverside Avenue
                               Westport, CT 068880
                                Tel: 203-221-0411
                      e-mail: rnadilo@greenfieldcentral.com

                                   Roy Stevens
                                Managing Director
                               FSA International,
                                5 Hillgate Street
                                Notting Hill Gate
                                  London W8 7SP
                               Tel: (0171) 792 260

                                  Ivor Stocker
                             NOP Research Group Ltd
                                  Ludgate House
                              245 Blackfriars Road
                                 London, SE1 9UL
                              Tel: (0171) 890 9358
                           e-mail: i.stocker@nop.co.uk

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13.      Attorney Fees

Subject to court orders to the contrary, each party will pay it's own attorney's fees and costs of the suit in relation to this Agreement.

14.

This Agreement is personal to the parties, and neither party may assign or transfer, without the prior written consent of the other, any of its rights or obligations hereunder.

IN WITNESS HEREOF, the parties have executed this Agreement as of the date set forth under their names.

Greenfield Online, Inc

BY: /s/ Rudy Nadilo
   -----------------------------------------
   Name:  Rudy Nadilo

Date:6/30/99

/s/ Leigh-Brindeland Bell
-----------------------------------------
Name: Leigh-Brindeland Bell

Date: 7/12/99



Flackett, Stevens and Associates Ltd

BY: /s/
   -----------------------------------------
   Name:

Date: June 11th 1999

/s/
-----------------------------------------
Name:

Date: 11th June 1999

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                                   SCHEDULE 1

Attachment to the Greenfield Online/FSA Contract dated 11th June 1999

Neither party may, without the written consent of the other party:

1.       Alter the Brand name of the FSA/GFO Service

2. Enter into any ongoing relationships with third parties in respect of the FSA/GFO Service that involve the payment to, or receipt of monies.

3. Commit the FSA/GFO Service to any expenditure that is in excess of $5,000 of the Budget that has been agreed by both parties.

4. Withdraw monies from the FSA/GFO Service joint account without authorisation of the other party.

5. Assign, licence, transfer, dispose of or create any security interest over, or otherwise deal with any of the company's intellectual property [except in the ordinary course of business].

6.       Apply for registration of any intellectual property.